[Letterhead of]

                             CRAVATH, SWAINE & MOORE
                                [New York Office]
                                                                  June 29, 1999


                           Universal Card Master Trust
                            Asset Backed Certificates




Dear Sirs:

                  We have acted as special Federal tax counsel to Universal Bank, N.A. ("Universal Bank") in connection with the filing by Universal Bank, Universal Card Services Corp. ("UCS") and Universal Card Master Trust (the "Trust") with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") registering Asset Backed Certificates, representing fractional undivided interests in certain assets of the Trust (the "Certificates"). The Certificates of a particular series will be issued pursuant to the Amended and Restated Pooling and Servicing Agreement, dated as of April 24, 1998, (the "Pooling and Servicing Agreement") among Universal Bank, UCS and Bankers Trust Company, as Trustee (the "Trustee"), and a Series Supplement to the Pooling and Servicing Agreement among those parties, each substantially in the forms filed as Exhibits 4.1 and 4.2, respectively, to the Registration Statement.

                  We hereby confirm that the statements set forth in the prospectus (the "Prospectus") forming a part of the Registration Statement under the heading "Tax matters" accurately describe the material Federal income tax consequences to holders of the Certificates issued pursuant to the Prospectus and described therein.



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                  We know that we are referred to under the headings "Tax
matters" and "Legal opinions" in the Prospectus forming a part of the Registration Statement, and we hereby consent to such use of our name therein and to the use of this opinion for filing with the Registration Statement as Exhibits 8.1 and 23.2 thereto.

Very truly yours,

/s/ Cravath, Swaine & Moore



Universal Bank, N.A.
      200 Brookstone Centre, Suite 110
            Columbus, Georgia  31904

Universal Card Services Corp.
      8787 Baypine Road
            Jacksonville, Florida 32256

Universal Card Master Trust
      In care of Universal Card Services Corp.
            8787 Baypine Road
                  Jacksonville, Florida 32256